                              [GRAPHIC OMITTED]

                                WIPRO LIMITED

                              SHARE CERTIFICATE


                                                                   WIPRO LIMITED
                                                          Incorporated under the
                                                      Indian Companies Act, 1956


                              Share Certificate

     This is to certify that the person(s) named in this Certificate is/are the Registered Holder(s) of the within mentioned share(s) bearing the distinctive number(s) herein specified in the above Company subject to the Memorandum and Articles of Association of the Company, and that the amount endorsed hereon has been paid-up on each such share.

__________ EQUITY SHARES EACH OF RS. 2/

Amount paid-up per share                FULLY PAID              RS. 2/

Reg. Folio No.                          Certificate No.
Name of Holder(s)
No. of share(s) held
Distinctive Nos.


Given under the Common Seal of the Company this ___________________.




                                             -----------------------------------
                                             Director


                                             -----------------------------------
                                             Director

                                             Authorized Signatory